UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

Edward Smolyansky

George Sent

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LIFWAY FOODS, INC.
2025 Annual Meeting of Shareholders

Proxy Statement of
Edward Smolyansky
and
George Sent

November [•], 2025

Fellow shareholders:

Edward Smolyansky (“Mr. Smolyansky”) is a long-time shareholder and a former director and executive officer of Lifeway Foods, Inc. (the “Company” or “Lifeway”). He exercises sole voting control over [•] shares of the Company’s common stock, representing approximately [•]% of the Company’s outstanding shares as of the record date for the Company’s 2025 annual meeting of shareholders, to be held at [•] Central Time on [•], 2025 (this meeting, together with all adjournments, postponements or continuations thereof, or any other meeting of Company’s shareholders held in lieu thereof, the “2025 Annual Meeting”). The 2025 Annual Meeting will be held in a virtual meeting format only at the following website: [•].

Mr. Smolyansky is furnishing you with this proxy statement and accompanying proxy card to ask you to join the effort to elect George Sent and Edward Smolyansky (the “Shareholder Nominees”) as directors at the 2025 Annual Meeting, and to pass a non-binding shareholder proposal that he intends to present at the 2025 Annual Meeting, regarding the formation of a committee of the Company’s board of directors (the “Board”) to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives. This solicitation is being made by Mr. Smolyansky, and not by the Board. If you support this effort, then you are urged to take the following steps:

•	If you hold shares registered in your name, please complete, sign, date and return the enclosed GREEN universal proxy card using the enclosed pre-paid envelope today; and

•	If you hold your shares through a brokerage or other institution, please contact the person responsible for your account and give instructions that the GREEN universal proxy card be completed, signed, dated and returned for your shares.

When completing the GREEN universal proxy card, you are urged to grant authority to vote FOR each of [•], and WITHHOLD with respect to each of [•] (the “Opposed Nominees”).

Very truly yours,

/s/ Edward Smolyansky

This proxy statement and the accompanying GREEN universal proxy card are first being sent or given to Company shareholders on or about  [•], 2025.

Saratoga Proxy Consulting, LLC (“Saratoga”) is assisting Mr. Smolyansky with respect to the solicitation of proxies for the 2025 Annual Meeting.  If you have any questions or require assistance in authorizing a proxy or voting your shares, please contact:

Saratoga Proxy Consulting, LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders may call toll-free: (888) 368-0379

Email: info@saratogaproxy.com

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Background of this Proxy Solicitation

Lifeway Foods, Inc. was founded in 1986 by Michael Smolyansky, the father of Mr. Smolyansky, ten years after he and his family emigrated from Eastern Europe to the United States. Lifeway was the first to successfully introduce kefir to the U.S. consumer on a commercial scale, initially catering to ethnic consumers in the Chicago, Illinois metropolitan area. Lifeway has grown to become the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

On September 23, 2024, Danone S.A., a French société anonyme (“Danone SA”), and Danone North America PBC (“Danone North American” and, together with Danone SA, “Danone”), disclosed in a filing with the Securities and Exchange Commission (the “SEC”) that earlier that day Danone North America had sent a letter to the Company, proposing to acquire all of the outstanding shares of Common Stock not held by Danone for a purchase price of $25.00 per share in cash.

On November 5, 2024, the Company issued a press release announcing that the Company rejected Danone’s proposal and disclosed in a filing with the SEC that the Company had entered into a shareholder rights agreement (the “Shareholder Rights Agreement”) in response to Danone North America’s proposal.

On November 15, 2024, Danone disclosed in a filing with the SEC that Danone North America sent a second letter to the Company, which reiterated Danone North America’s strong commitment to the proposed transaction and increased the offer to $27.00 per share. Danone indicated that the proposed transaction would be wholly funded in cash from Danone’s existing cash reserves and was not contingent on any financing requirements. The proposal was subject to the completion of due diligence and negotiation of definitive agreements.

On November 15, 2024, Danone disclosed in a filing with the SEC that the Board’s counsel had sent a letter, dated November 8, 2024, to Danone’s counsel, alleging that the Stockholders’ Agreement, dated October 1, 1999 (the “Shareholder Agreement”), among Danone, Mrs. Smolyansky, Mr. Smolyansky and Julie Smolyansky, the Company’s Chairperson, President, CEO and Secretary, alleging that the Shareholder Agreement is invalid. The filing further disclosed that Julie Smolyansky also sent a letter to Danone that same day asserting that the Shareholder Agreement is invalid, and that on November 15, 2024, Danone’s counsel had responded to the letter from the Board’s counsel, disagreeing with the contentions therein and providing support for the fact that the Shareholder Agreement is valid and enforceable.

On November 20, 2024, the Company issued a press release announcing that the Board had rejected Danone North America’s revised proposal.

On November 26, 2024, the Company issued a press release providing additional information regarding the reasons the Board had rejected Danone North America’s revised proposal, and disclosed in a filing with the SEC that on November 25, 2024, the Company’s counsel had sent a letter on behalf of the Board to Danone’s counsel, regarding the enforceability of the Shareholder Agreement.

On December 23, 2024, the Company disclosed in a filing with the SEC that it had entered into an amended and restated employment agreement and a retention bonus agreement with Julie Smolyansky.

On December 23, 2024, Julie Smolyansky disclosed in a filing with the SEC that, on December 19, 2024, the Company had issued her 283,337 shares of Common Stock without the consent of Danone North America or one of its affiliates.

On December 30, 2024, Danone disclosed in a filing with the SEC that Danone North America’s revised proposal remained outstanding at a price of $27.00 per share, and that Danone had sent a letter earlier that day to the Board indicating that the issuance of shares to Julie Smolyansky described in the immediately preceding paragraph was made in breach of the Shareholder Agreement, and therefore null, void and of no force and effect, and that Danone would seek to hold Julie Smolyansky liable for their breaches of fiduciary duty.

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On January 6, 2025, the Company disclosed in a filing with the SEC that earlier that day, counsel to the Company sent a letter to Danone North America regarding the enforceability of the Shareholder Agreement and providing certain preliminary and unaudited expected financial results of the Company for the three-month period and year ended December 31, 2024.

On March 3, 2025, Danone disclosed in a filing with the SEC that earlier that day, Danone North America had filed a lawsuit (the “Danone Shareholder Litigation”) against the Company and each of the members of the Board in the Circuit Court of Cook County, Illinois, Law Division, alleging that the Board breached their fiduciary duty of loyalty by choosing to enrich Julie Smolyansky and entrench themselves as directors by knowingly approving the share issuance referenced above in violation of the Shareholder Agreement, and alleging that the Company and Julie Smolyansky committed a breach of contract by violating the Shareholder Agreement through the issuance (and, in the alternative, that their conduct was barred by promissory estoppel).

On March 6, 2025, the Company disclosed in a filing with the SEC that it had terminated without cause its Senior Executive Vice President of Sales.

On April 4, 2025, Mr. Smolyansky filed a lawsuit against the Company in the Circuit Court of Cook County, Illinois, Chancery Division (the “Indemnification Dispute”), seeking indemnification from the Company for approximately $210,000 of expenses that he had incurred in defending a claim made by the Company in a prior lawsuit, plus interest. In the prior lawsuit, the Company had claimed that Mr. Smolyansky had violated his fiduciary duties by making certain public statements about the Company while serving as a director of the Company. The Company subsequently moved to voluntarily dismiss this claim, which motion was granted by the court in February 2024.

On July 2, 2025, Mrs. Smolyansky and Mr. Smolyansky filed a definitive consent statement with the SEC, seeking shareholder consents to replace the entire Board and to take certain related actions.

On August 1, 2025, Danone disclosed in a filing with the SEC that, in late June 2025, representatives of Lifeway initiated discussions with representatives of Danone requesting to “reset” the relationship and engage in negotiations regarding a potential acquisition. The filing further disclosed that, on August 1, 2025, Danone and Lifeway entered into a confidentiality agreement (the “NDA”) in order to facilitate Danone’s further review of a potential acquisition transaction, which, among other things, restricted the ability of Danone to take certain actions, including participation in Mr. Smolyansky’s consent solicitation, until September 15, 2025 (the “Standstill Expiration Date”). The filing further disclosed that, if a definitive acquisition agreement was not executed by the Standstill Expiration Date, Danone intended to consent with respect to all of the shares of Common Stock it owns in favor of Mr. Smolyansky’s proposals set forth in his consent solicitation statement to replace the entire Board.

On September 18, 2025, Danone disclosed in a filing with the SEC that, in the course of its due diligence review of Lifeway, Danone was not able to confirm its previous proposal to acquire Lifeway, that Danone had determined on September 17, 2025 to no longer pursue an acquisition of Lifeway, and that Danone had informed Lifeway of such on the same date. The filing further disclosed that Danone was in the process of reviewing alternatives for its investment in Lifeway, including whether to vote the shares of Common Stock it owned in favor of Mr. Smolyansky’s proposals set forth in his consent solicitation statement to replace the entire Board, and that Danone had not yet made a final decision in this regard.

On September 30, 2025, Danone disclosed in a filing with the SEC that Danone North America had entered into an agreement with Lifeway (the “Cooperation Agreement”) that, among other things: (a) requires Lifeway to file and keep effective a shelf registration statement with the SEC in order to facilitate the sale of Danone’s shares of Lifeway common stock; (b) contemplates that Lifeway will add three new independent directors reasonably acceptable to Danone North America within 30 days of the execution of the agreement (the “Three New Independent Directors”), and a fourth new independent director reasonably acceptable to Danone North America within 45 days of the execution of the agreement; (c) subject to certain exceptions, requires Danone North America to vote in favor of the 2025 Annual Meeting and Lifeway’s 2026 annual meeting of shareholders, and not consent in respect of Mr. Smolyansky’s consent solicitation to replace the entire Board; (d) contemplates that Lifeway will appoint an independent chair of the Board; (e) provides that Danone North America and Lifeway will jointly seek to stay the pending Danone Shareholder Litigation; (f) provides that Lifeway will comply with the Shareholder Agreement (without contesting or admitting its validity); and (g) provides for certain mutual non-disparagement obligations. Without limiting Danone North America’s other remedies, Danone North America’s obligations and agreements under the agreement terminate upon a breach of the agreement by Lifeway or certain public statements by Lifeway asserting the invalidity of the agreement or the Shareholder Agreement.

On October 29, 2025, the Company disclosed in a filing with the SEC that it had extended the expiration of the Shareholder Rights Agreement to October 29, 2026 from its originally scheduled expiration date of November 4, 2025.

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Reasons for this Solicitation

Mr. Smolyansky believes that the Lifeway Board under incumbent leadership has been largely ineffective in its oversight of the Company’s management. Instead of centering its efforts around long-term shareholder value creation, we believe the legacy directors prioritized self-enrichment or self-preservation, which cannot be overlooked.

Mr. Smolyansky believes the legacy directors are responsible for gross mishandling of a credible offer from its largest shareholder, Danone. Since rejection of the Danone offer of $27.00 per share on December 30, 2024, Lifeway’s share price has declined 16.7%, based on the closing price of the Company’s common stock on Nasdaq on November 21, 2025. Importantly, it was the Cooperation Agreement with Danone that mandated much-needed director refreshment. In fact, the legacy directors, Mr. Smolyansky believes, failed to remedy governance challenges, subverted shareholder rights by extending the expiration of the Shareholder Rights Agreement, and permitted the wasteful use of shareholder capital for litigation and other hostile acts toward investors. Accordingly, Mr. Smolyansky believes that the election of the Shareholder Nominees will help the Company more effectively address the Company’s past failures regarding oversight, governance and performance, and will help ensure a path to long-term value creation for ALL shareholders.

In addition, Mr. Smolyansky believes that the Shareholder Nominees will be able to engage in an independent and objective evaluation of the Company’s recent financial performance and the Company’s strategic alternatives.

The 2025 Annual Meeting

To attend the 2025 Annual Meeting, you must be a shareholder of record at the close of business on [•], 2025 (the “record date”) and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before [●] on [●], 2025 by visiting [●]. You will need the 16-digit control number found on the proxy card or voting instruction form provided to you by Lifeway. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting [●] and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at [●] Central Time and the meeting will begin promptly at [●] Central Time. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at [●].

Shareholders of record as of the close of business on [•], 2025 (the “record date”) are entitled to receive notice of, and vote at, the 2025 Annual Meeting. At the 2025 Annual Meeting, shareholders will be asked:

1.	To elect eight (8) members of the Board to serve until the 2026 annual meeting of shareholders (or until successors are elected and qualified) (Proposal One);
2.	To approve and adopt amendments to the Company’s Articles of Incorporation to provide for (a) the amendment and restatement of the Company’s Articles of Incorporation to effectuate ministerial changes and to provide for director exculpation, and (b) director indemnification and expense advancement (Proposal Two);
3.	To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2025 (Proposal Three);
4.	To approve, by non-binding advisory vote, the compensation paid to the Company’s named executive officers (Proposal Four);
5.	To vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote (Proposal Five);
6.	To consider a non-binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives (Proposal Six); and
7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

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PROPOSAL ONE
Election of Directors

Mr. Smolyansky intends to nominate George Sent and Edward Smolyansky for election as directors of the Company at the 2025 Annual Meeting, to serve until the Company’s 2026 annual meeting of shareholders, or until their successors are duly elected and qualified in accordance with the Company’s Second Amended and Restated By-Laws, as amended (the “Bylaws”). Below is a summary of certain important information regarding each of these Shareholder Nominees. Please see “Annex I — Additional Information Regarding the Participants,” for additional information about the Shareholder Nominees, including their beneficial ownership of Company common stock.

Nominee	Background
George Sent	Mr. Sent, 54, is the former lead independent director and Chairperson of the Company’s Audit and Corporate Governance Committee, prior to his departure from the Board in January 2020. Since 2018, Mr. Sent has been a Managing Director at Cascadia Capital focused on client relationships in the food, beverage and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where he worked from 2013 through 2018 as Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs. None of the foregoing entities (except for the Company itself) is a parent, subsidiary or other affiliate of the Company. Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993 cum laude and Beta Gamma Sigma. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He currently serves on the Food Science Advisory Council at Cornell University. Mr. Sent’s prior experience as the lead independent director of the Company, business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Edward Smolyansky

Mr. Smolyansky, 46, previously served as a director of the Company from 2017 until the Company’s 2022 annual meeting of shareholders. Prior to January 2022, he also served as the Company’s Chief Operating Officer. He was appointed as Chief Financial and Accounting Officer and Treasurer of the Company in November 2004 and appointed as Chief Operating Officer and Secretary in 2012. He also served as the Company’s Controller from June 2002 until 2004. He resigned my titles as Chief Financial Officer on January 1, 2016, and as Chief Accounting Officer on August 8, 2016. He retained his title of Chief Operating Officer when the Board appointed Eric Hanson as Treasurer and as Secretary on October 4, 2019. Mr. Smolyansky received a bachelor’s degree in finance from Loyola University of Chicago in December 2001. He is the brother of President, CEO and Secretary, Julie Smolyansky. Currently, Mr. Smolyansky serves as the Chief Executive Officer of Lucy’s Organics, which has immaterial assets and no employees, and which he founded to research potential innovations and techniques in the production of kefir, and to develop intellectual property for an aspirational brand, Pure Culture Organics.

Mr. Smolyansky has over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries. Under his operational leadership, the Company successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. As the former Chief Operating Officer and former Chief Financial Officer of a publicly traded company, he brings experience working with the investor community and financial institutions. In addition, as a member of the Company’s founding family, he is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors and retailers across all the Company’s channels of distribution, all of which led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

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Other Nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Board’s proxy statement for the 2025 Annual Meeting (the “Board’s Statement”). The Board’s Statement, and any other relevant documents, can be accessed without cost on the Securities and Exchange Commission’s website, available at www.sec.gov. There is no assurance that any of the Board’s nominees will serve as directors if any or any or all of the Shareholder Nominees are elected. For each share, shareholders will be able to cast votes equal to the number of directors to be elected at the 2025 Annual Meeting, which, according to the Board’s Statement, is eight directors. Proxies submitted using the GREEN universal proxy card cannot be voted for more than eight nominees.

The corporate governance guidelines of the Company, which are available on the Company’s website at https://lifewaykefir.com/wp-content/uploads/Corporate-Governance-Guidelines-Lifeway-v5.pdf, set forth guidelines to assist the Board in determining whether a director has a material relationship with the Company for purposes of determining independence. Based on information furnished by the Shareholder Nominees, Mr. Smolyansky believes that Mr. Sent is independent and that Mr. Smolyansky is not independent, due to his family relationship with Julie Smolyansky. Neither of the Participants named in this proxy statement has any knowledge of any facts that would prevent the determination that Mr. Sent is independent.

The Shareholder Nominees have not received any compensation from Mr. Smolyansky for serving as nominees, and they will not receive any compensation from Mr. Smolyansky for their services as directors of the Company if elected. If elected, each of the Shareholder Nominees will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Board’s Statement. Other than as stated in this proxy statement, there are no arrangements or understandings between us and any of the Shareholder Nominees or any other person or persons pursuant to which the nomination of the Shareholder Nominees described herein is to be made. Each of the Shareholder Nominees has consented to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected. In addition, each of the Shareholder Nominees understands that, if elected as a director of the Company, he or she would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director.

Mr. Smolyansky does not expect that any of the Shareholder Nominees will be unable to stand for election. If any Shareholder Nominee is unable to serve or for good cause will not serve, Mr. Smolyansky may seek to replace such Shareholder Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

Mr. Smolyansky reserves the right to nominate additional persons, to the extent this is not prohibited under applicable law or the Company’s organizational documents, in the event the Company purports to increase the number of directorships, and/or the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Shareholder Nominees or any additional nominee nominated pursuant to the foregoing, and/or any Shareholder Nominee is unable to serve or for good cause will not serve. Additional nominations made pursuant to the foregoing are without prejudice to Mr. Smolyansky’s position that any attempt to change the size of the Board or disqualify any of the Shareholder Nominees through Bylaw amendments or otherwise would constitute unlawful manipulation of the Company’s corporate governance. Mr. Smolyansky reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any Shareholder Nominee. If Mr. Smolyansky is permitted to substitute a nominee or propose an additional nominee, he will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee or additional nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act. Only in such case will the shares of common stock represented by the enclosed GREEN universal proxy card be voted for substitute nominees or additional nominees.

According to the Company, as of the record date, [•] shares of the Company’s common stock, no par value, were issued and outstanding. A majority of the aggregate voting power of the outstanding shares of common stock as of the record date must be present, in person or by proxy, at the 2025 Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of common stock present, in person and by proxy, at the 2025 Annual Meeting does not constitute the required quorum, the Company may adjourn the 2025 Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

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Vote Required

Directors will be elected by a plurality of the votes cast. A plurality means that the eight (8) nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), will have no effect on the outcome of the election.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Mr. Smolyansky has had eight late Form 4 filings since January 31, 2021.

Certain Risks

In considering this proxy statement and the request to grant a proxy voting “FOR” the Shareholder Nominees, you should consider the risk that, if the Shareholder Nominees are not nominated at the 2025 Annual Meeting, then the proxyholder would not be able to vote your shares in favor of any of the Shareholder Nominees and your votes would not be counted.

MR. SMOLYANSKY URGES YOU TO GRANT AUTHORITY TO VOTE “FOR” EACH OF [•] AND “WITHHOLD” WITH RESPECT TO EACH OF [•].

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Proposal TWO
Proposal to Approve and Adopt Amendments to
the Company’s Articles of Incorporation

As discussed in further detail in the Board’s Statement, the Board will ask shareholders to approve and adopt amendments to Lifeway’s Articles of Incorporation, as amended (the “Articles”), to provide for director exculpation, director indemnification and expense advancement to the fullest extent permitted by the Illinois Business Corporation Act, as amended (the “IBCA”), and restate the Articles to make certain other changes. The proposed amendments to be approved and adopted by Lifeway’s shareholders are set forth in Item 2(a) (the “Restatement Proposal”) and Item 2(b) (the “Indemnification Proposal” and, together with the Restatement Proposal, the “Proposed Amendments”) of the Board’s Statement, including Appendix A thereto, and will be voted on separately. Approval and adoption of one of the Proposed Amendments is not conditioned upon approval and adoption of the other Proposed Amendment.

Vote Required

Under Section 10.20 of the IBCA, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote on the Proposed Amendments is required to approve and adopt each of the Proposed Amendments. Abstentions and broker non-votes, if any, have the same effect as votes against Item 2(a) and Item 2(b).

Neither the approval and adoption of the Restatement Proposal nor the approval and adoption of the Indemnification Proposal is conditioned on the approval and adoption of the other. If shareholders approve and adopt both of the Proposed Amendments by the requisite vote, the Company has disclosed that it will file amended and restated articles of incorporation with the Illinois Secretary of State to implement each of the Proposed Amendments. If only the Restatement Proposal is approved and adopted by the requisite vote, the Company has disclosed that it will file amended and restated articles of incorporation with the Illinois Secretary of State to implement the Exculpatory Amendment and certain ministerial changes, and the Exculpatory Amendment such certain ministerial changes will become effective upon the filing of the amended and restated articles of incorporation with the Illinois Secretary of State. If only the Indemnification Proposal is approved and adopted by the requisite vote, the Company has disclosed that it will file articles of amendment with the Illinois Secretary of State to implement the Indemnification Amendment, and the Indemnification Amendment will become effective upon the filing of the articles of amendment with the Illinois Secretary of State. Any Proposed Amendment that does not receive the requisite vote will not be implemented.

MR. SMOLYANSKY DOES NOT OBJECT TO THE PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENTS, AND INTENDS TO VOTE HIS SHARES “FOR” EACH OF THE PROPOSED AMENDMENTS.

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Proposal THREE
Company Proposal to Ratify Grant Thornton LLP
as the Company’s Independent Auditor for Fiscal Year 2025

As discussed in further detail in the Board’s Statement, the Board has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The approval of the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast on the matter. For information regarding audit and other fees billed by Grant Thornton and the Company’s prior auditor for services rendered with respect to fiscal years 2024 and 2023, respectively, see the Board’s Statement.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast on the proposal at the 2025 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY DOES NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025 AND INTENDS TO VOTE HIS SHARES “FOR” THIS PROPOSAL.

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Proposal FOUR
Non-Binding Advisory Vote on Executive Compensation

As discussed in further detail in the Board’s Statement, the Company is providing shareholders with the opportunity to approve, on an advisory basis, the Company’s executive compensation in the Board’s Statement. Because this vote is advisory, it will not be binding on the Company. Based on the Board’s Statement, we believe this Proposal will be presented at the 2025 Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The vote to approve, on an advisory basis, the Company’s executive compensation in the Board’s Statement requires the affirmative vote of a majority of the votes cast on the proposal at the 2025 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY INTENDS TO VOTE HIS SHARES “AGAINST” THIS PROPOSAL.

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Proposal FIVE
Non-Binding Advisory Vote on Frequency of Future Advisory Votes
to Approve Named Executive Officer Compensation

As discussed in further detail in the Board’s Statement, the Company is providing shareholders with the opportunity to cast an advisory vote on whether they would prefer to have future “Say on Pay” votes every year, every two years, or every three years, or abstain from voting on the proposal (commonly referred to as a “Say on Frequency” vote).

Because this vote is advisory, it will not be binding on the Company. Based on the Board’s Statement, we believe this Proposal will be presented at the 2025 Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the shareholders determine, on a non-binding, advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our named executive officers, as described in the Compensation Overview and the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2025 Annual Shareholders Meeting, to the shareholders is: every year, two years, or three years.”

Vote Required

The vote to approve, on an advisory basis, the frequency of future Say on Pay votes requires the affirmative vote of a majority of the votes cast on the proposal at the 2025 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY INTENDS TO VOTE HIS SHARES FOR “EVERY ONE YEAR” FOR THIS PROPOSAL.

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Proposal SIX
Non-Binding Shareholder Proposal to Form a Committee of the Board to Conduct Reviews of the Company’s Management, the Company’s Strategic Plan and the Company’s Strategic Alternatives

Mr. Smolyansky intends to present at the 2025 Annual Meeting a non-binding shareholder proposal requesting that the Board establish a new committee that (i) consists solely of two or more independent directors who were first appointed or elected after the Company’s September 30, 2025 public announcement of its agreement to carry out an orderly refreshment of the Board, (ii) is authorized and directed to conduct evaluations of the performance of the Company’s executive management team, the Company’s strategic plan and the Company’s strategic alternatives, and (iii) is authorized to retain independent financial and legal advisors in connection with such evaluations.

Shareholder Proposal

RESOLVED, that the shareholders of Lifeway Foods, Inc. hereby request that the Board of Directors establish a new committee of the Board of Directors that (i) consists solely of two or more independent directors who were first appointed or elected after the Company’s September 30, 2025 public announcement of its agreement to carry out an orderly refreshment of the Board of Directors, (ii) is authorized and directed to conduct evaluations of the performance of the Company’s executive management team, the Company’s strategic plan and the Company’s strategic alternatives, and (iii) is authorized to retain independent financial and legal advisors in connection with such evaluations.

Background

Mr. Smolyansky believes that the Board has repeatedly failed to exercise proper oversight of Lifeway’s executive management team, including its chief executive officer, and that such failures directly resulted in the previously announced determination by Danone that it would no longer pursue an acquisition of Lifeway.

Mr. Smolyansky further believes that this decision materially harmed the ability of Lifeway’s shareholders to achieve liquidity for their shares at a meaningful premium to recent trading prices, and that the current members of the Board who were serving as directors during the course of Danone’s due diligence review of Lifeway will no longer be able to conduct an effective, thorough and disinterested review of Lifeway’s executive management team, its strategic plan or its strategic alternatives. Accordingly, this non-binding advisory proposal would request the Board to form a committee of two or more new directors who can perform these reviews in a disinterested manner.

Vote Required

The vote to approve, on an advisory basis, the shareholder proposal requires the affirmative vote of a majority of the votes cast on the proposal at the 2025 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY URGES YOU TO VOTE “FOR” THIS SHAREHOLDER PROPOSAL.

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Certain Family Relationships

Edward Smolyansky is the brother of Julie Smolyansky.

Certain Related-Party Transactions

The information in this section is based on disclosure set forth in the Board’s Statement.

Jason Burdeen, Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2024, Mr. Burdeen’s total compensation was $313,800, including (i) a base salary of $200,000, (ii) a short-term incentive cash bonus award of $100,000, based on satisfaction of the Board’s pre-established performance goals (iii) an auto allowance of $10,200, (iv) an internet/telecommunication allowance of $3,600, (v) 1,456 restricted stock units (“RSUs”) awarded on January 10, 2024, of which 486 vested on January 10, 2025, 486 will vest on January 10, 2026 and 484 will vest on January 10, 2027, and (vi) performance share units (“PSUs”) awarded on January 10, 2024 which may be earned at the end of a three-year performance period based on the achievement of performance goals with respect to Cumulative Revenue and Cumulative Adjusted EBITDA, both weighted equally.

The pre-established PSU thresholds, targets and maximum thresholds for each of the financial metrics is not disclosed as disclosing the long-term targets for those metrics prospectively would give substantial insight into the Company’s confidential, forward-looking strategies, and could therefore place the Company and its shareholders at a competitive disadvantage.

Each metric has a threshold, target and maximum performance achievement level and associated payout. If our performance meets or exceeds the performance threshold, then a varying number of shares from the threshold (50% of the target number of shares) up to the maximum (150% of the target number of shares) may be earned. No shares are earned if the performance threshold is not met.

The PSUs vest and become issuable to the employee at the end of the three-year performance measurement period. Employees forfeit their PSUs if they are not employed at the time the PSUs are awarded and issued.

The following table sets forth the PSU awards granted under the 2022 Omnibus Plan (as defined below) to Mr. Burdeen in 2024 as part of our long term incentive program at each of the threshold, target and maximum thresholds.

Threshold PSUs	Target PSUs	Maximum PSUs	Target Value
1,456	2,913	4,369	$40,000

PSUs were calculated by dividing the award value by the fair market value on the date the award was approved.

The Compensation Committee is responsible for determining and approving Mr. Burdeen’s compensation annually.

On December 23, 2024, the Company and Julie Smolyansky entered into a Retention Bonus Agreement (the “Retention Bonus Agreement”) pursuant to which the Company agreed to pay a one-time cash retention bonus of $2,000,000 (the “Retention Bonus”) to Ms. Smolyansky, subject to applicable withholding and deductions and the Ms. Smolyansky agreed if she terminates her employment with the Company without Good Reason (as defined in the Smolyansky Employment Agreement (as defined below)) prior to December 20, 2026, she will be required to repay the after-tax value of the Retention Bonus (the “Repayment Obligation”). Subject to Ms. Smolyansky’s continued employment with the Company, the Repayment Obligation shall terminate with respect to 12.5% of the Retention Bonus on each three-month anniversary of the date of the Retention Bonus Agreement.

13

About this Solicitation

This solicitation is being made by Edward Smolyansky, and not by the Board. Mr. Smolyansky and Mr. Sent are deemed participants in this solicitation under applicable SEC rules, and we refer to such persons as the “Participants.”

Proxies may be solicited by mail, facsimile, telephone, electronic mail, internet, in person and by advertisements. Mr. Smolyansky will file with the SEC all written soliciting materials, including any emails or scripts to be used in soliciting proxies on the date of first use, under a Schedule 14A. The Shareholder Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as Shareholder Nominees.

Mr. Smolyansky will pay the entire expense of this solicitation of proxies for the 2025 Annual Meeting by the Participants or on the Participants’ behalf. Mr. Smolyansky may seek reimbursement of such expenses from the Company. He does not intend to submit the question of such reimbursement to a vote of the security holders of the Company. The Board, which would include any of the Shareholder Nominees that are elected at the 2025 Annual Meeting, would be required to evaluate and consider the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Mr. Smolyansky anticipates that the total expenses that we will incur in furtherance of, or in connection with, the solicitation of proxies for the 2025 Annual Meeting will be approximately $[•]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation.

Mr. Smolyansky has engaged Saratoga Proxy Consulting LLC to provide solicitation and advisory services in connection with any such solicitation, for which it will receive a fee not to exceed $[•], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Saratoga will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders, and any solicitation may be made by the use of the mails, oral solicitation (including telephonic communication), e-mail, press releases, investor presentation, Internet advertising, and other means of written communication. It is anticipated that Saratoga would employ approximately [•] persons to solicit Company shareholders as part of any such solicitation. Except as described in the immediately preceding sentence, neither Mr. Smolyansky nor any of the Participants has engaged any employees or paid solicitors in connection with any such solicitation, nor will any of the foregoing persons employ regular employees of the Company or any of the Participants. Mr. Smolyansky has not made any expenditures to date for, in furtherance of, or in connection with the solicitation of security holders, except in connection with the engagement of Saratoga, and except to the extent his expenditures for legal services on or prior to the date hereof related to this consent statement and Mr. Smolyansky’s other filings with the SEC, including the preliminary proxy statements and Mr. Smolyansky’s notice of his intent to nominate the Nominees at the 2025 Annual Meeting, are deemed to constitute such expenditures, which expenditures have been approximately $[•].

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

Mr. Smolyansky is not aware of any other matters to be brought before the 2025 Annual Meeting other than as described herein. Should other matters be brought before the 2025 Annual Meeting, the person named as proxyholder in the enclosed GREEN universal proxy card will vote on such matters in his discretion.

If you have already voted using the Company’s proxy card, you have every right to change your vote. You may do so by either (i) completing, signing, dating and returning the enclosed GREEN universal proxy card using the enclosed pre-paid envelope, which must be received prior to the 2025 Annual Meeting, (ii) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth in the Board’s Statement), (iii) completing and returning another later-dated proxy card, which must be received prior to the 2025 Annual Meeting, (iv) delivering a written notice of revocation, which must be received prior to the 2025 Annual Meeting, to the Company’s Corporate Secretary at Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attention: Corporate Secretary; or (v) attending and voting by ballot at the 2025 Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

14

If you are a street name shareholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the 2025 Annual Meeting, your vote in person at the 2025 Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee). Accordingly, please contact the person responsible for your account and instruct that person to sign and return on your behalf the GREEN universal proxy card as soon as possible.

Proxy Card

If you vote using the GREEN universal proxy card, you may revoke your proxy or change your vote, until your shares are voted at the 2025 Annual Meeting. If you are a registered shareholder, to revoke your GREEN universal proxy card you may either: (i) deliver to the Company a written notice that the proxy card is revoked, (ii) execute a proxy bearing a later date or (iii) attend the 2025 Annual Meeting and vote in person. If you hold your shares through a brokerage or other institution, you may change your vote by following the instructions provided to you by that brokerage or other institution.

Certain Additional Information

The Company’s principal executive offices are located at 6431 W Oakton, Morton Grove, IL, 60053.

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s proxy statement to be issued in connection with the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”), the Company must receive such shareholder proposals no later than January 6, 2026. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026. All shareholder proposals and proxy solicitation notices must be made in writing and addressed to Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before 2026 Annual Meeting, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 12, 2026, and no later than March 14, 2026.

If you have any questions or require any additional information concerning this proxy statement, please contact:

Saratoga Proxy Consulting, LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders may call toll-free: (888) 368-0379

Email: info@saratogaproxy.com

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Annex I
Additional Information Regarding the Participants

This proxy solicitation is being made by Edward Smolyansky (“Mr. Smolyansky”) and each of the other Participants named in this proxy statement.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

As of the close of business on the [•], 2025, the Participants may be deemed to beneficially own, in the aggregate, [•] shares of the Company’s common stock (or [•]% of the outstanding shares of Company common stock as of the record date), including [•] shares of Company common stock that are held in record name by the Participants (or [•]% of the outstanding shares of Company common stock as of the record date). Of the foregoing [•] shares of Company common stock that may be deemed to be beneficially owned by the Participants, Mr. Smolyansky was the record holder of [•] shares; the Edward Smolyansky Trust 2/1/05 was the record holder of [•] shares; the Ludmila Smolyansky Trust 2/1/05 was the record holder of [•] shares; The Ludmila and Edward Smolyansky Family Foundation was the record holder of [•] shares; and Smolyansky Family Holdings, LLC was the record holder of 500,000 shares; Mr. Smolyansky beneficially owns 50% of the shares held by Smolyansky Family Holdings, LLC and disclaims beneficial ownership of the shares of Company common stock held by Smolyansky Family Holdings, LLC, except to the extent of his pecuniary interest therein. The foregoing percentages are based on [•] shares of Company common stock outstanding as of the record date, as reported in the Board’s Statement.

Mr. Smolyansky’s business address is 1219 N Wells Street, Chicago, IL 60610. Mr. Sent’s business address is [•].

Except as set forth in this proxy statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. Except as disclosed in this proxy statement, there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this proxy statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Except as disclosed in this proxy statement, neither the Shareholder Nominees nor any associate of a Shareholder Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Annex I - Page 1

Certain Transactions by the Participants

A record of Mr. Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount
10/01/25	58,830 shares of Common Stock sold
10/01/25	24,813 shares of Common Stock sold
9/24/25	10,000 shares of Common Stock sold
9/23/25	6,357 shares of Common Stock sold
3/18/25	20,000 shares of Common Stock sold
1//2/24	3,468 shares of Common Stock sold

Certain Interests of the Participants

None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2025 Annual Meeting, other than (i) Mr. Smolyansky’ beneficial ownership of shares of Common Stock, as summarized herein, and his belief that the election of one or more of the Intended Nominees could increase the market value of such shares, (ii) Mr. Smolyansky’s ownership of and officer role with Lucy’s Organics Inc., which has immaterial assets and no employees, and which he founded to research potential innovations and techniques in the production of kefir, and to develop intellectual property for an aspirational brand, Pure Culture Organics, which ownership interest could benefit, or be harmed, if he were elected to the Board, including as a result of my becoming subject to fiduciary duties as a director of the Company, and (iii) any compensation the Participants would receive in connection with their service as a director, if elected.

Mr. Smolyansky is party to a Joint Filing Agreement, dated June 3, 2009, with Ludmila Smolyansky and Julie Smolyansky, and a Joint Filing Agreement, dated February 23, 2023, with Ludmila Smolyansky and the Edward Smolyansky Trust 2/1/05.

Mr. Smolyansky is a party to a Stock Purchase Agreement, dated as of October 1, 1999, among the Company, Danone Foods, Inc. (“Danone”), Michael Smolyansky and the other stockholders party thereto, including Julie Smolyansky, pursuant to which they sold certain shares of Common Stock and pursuant to which, among other things, the Company has certain indemnification obligations and Mr. Smolyansky has certain contribution obligations; a Stockholders’ Agreement, dated as of October 1, 1999, among the Company, Danone, Michael Smolyansky, Mr. Smolyansky and Julie Smolyansky and a related letter agreement, dated December 24, 1999, among Danone, the Company, Michael Smolyansky, Ludmila Smolyansky, Julie Smolyansky and Mr. Smolyansky, pursuant to which, among other things, Danone holds certain board representation rights, rights of first refusal, pre-emptive or stock purchase rights, registration rights, information rights, consent rights, and pursuant to which Ludmila Smolyansky, Mr. Smolyansky and Julie Smolyansky have made certain voting commitments.

Each of the Edward Smolyansky Trust 2/1/05, the Ludmila Smolyansky Trust 2/1/05, the Foundation, Smolyansky Family Holdings, LLC, Ludmila Smolyansky, Julie Smolyansky and Mr. Smolyansky’s spouse and minor child may be deemed an associate of Edward Smolyansky. The address of each of the foregoing associates is the same as the applicable Participant’s business address, as set forth herein, except that Julie Smolyansky’s address is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053. Jason Burdeen, who is Ms. Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff.

Annex I - Page 2

G R E E N P R O X Y

The undersigned hereby appoints Edward Smolyansky (the “Proxyholder”), with full power of substitution and re-substitution, as proxy to vote all of the undersigned’s shares at the 2025 annual meeting of shareholders (including any other meeting held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “2025 Annual Meeting”) of Lifeway Foods, Inc. (the “Company”), to be held at [•] Central Time on [•], 2025, in a virtual meeting format only at the following website: [•].

The undersigned acknowledges receipt of the proxy statement of Edward Smolyansky and revokes all prior proxies for the 2025 Annual Meeting.

On Proposal One, Mr. Smolyansky recommends voting (i) “FOR” each of [•], and (ii) “WITHHOLD” with respect to each of [•], in each case as identified on the reverse side of this proxy. Mr. Smolyansky does not make any recommendation with respect to Proposals Two through Five. Mr. Smolyansky recommends voting “FOR” Proposal Six.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted in accordance with Mr. Smolyansky’s recommendation on Proposal One, “FOR” each of Proposals Two through Six, and in the Proxyholder’s discretion on any other matters brought before the 2025 Annual Meeting.

IMPORTANT — PLEASE COMPLETE, SIGN, DATE AND RETURN THIS GREEN PROXY CARD PROMPTLY.

(Continued and to be dated and signed on the reverse side)

Annex I - Page 3

WITH RESPECT TO PROPOSAL ONE: Election of eight (8) directors to hold office until the 2026 annual meeting of shareholders, and until their respective successors shall have been duly elected and qualified. While you may mark instructions with respect to any or all of the nominees, you should mark a vote “FOR” no more than eight (8) nominees in total. If you vote “FOR” more than eight (8) nominees, all of your instructions on Proposal One will be invalid and your shares will not be voted on Proposal One. You are permitted to vote for fewer than eight (8) nominees. If you vote for fewer than eight (8) nominees, your shares will only be voted “FOR” the nominees you mark. If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted “FOR” each of [•] and “WITHHOLD” with respect to each of [•].

1.	Election of Directors

Mr. Smolyansky recommends voting “FOR” the two Shareholder Nominees.					Mr. Smolyansky recommends voting “FOR” [•] and “WITHHOLD” for [•].
Shareholder Nominees:		FOR	WITHHOLD		Company Nominees:		FOR			WITHHOLD
George Sent		☐	☐		Juan Carlos (JC) Dalto		☐			☐
Edward Smolyansky		☐	☐		Rachel Drori		☐			☐
					Andee Harris		☐			☐
					Dorri McWhorter		☐			☐
					Jason Scher		☐			☐
					Julie Smolyansky		☐			☐
					TBD		☐			☐
					TBD		☐			☐
		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	To approve and adopt amendments to the Articles of Incorporation to provide for:				5.	Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two or three years) of holding the say-on-pay vote.	☐	☐	☐	☐
2a.	The amendment and restatement of the Articles to effectuate ministerial changes and provide for director exculpation.	☐	☐	☐	Mr. Smolyansky recommends you vote “FOR” Proposal Six.		For	Against	Abstain
2b.	Provide for director indemnification and expense advancement.	☐	☐	☐	6.	To consider a non-binding shareholder proposal regarding formation of a committee of the Board to conduct reviews of the Company’s management, the Company’s strategic plan and the Company’s strategic alternatives.	☐	☐	☐
3.	To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal 2025:	☐	☐	☐
4.	To approve, by non-binding advisory vote, executive compensation.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within box	Signature 2 — Please keep signature within box

Annex I - Page 4